                                                                    Exhibit 99.1

                          MANAGEMENT SERVICES AGREEMENT

      THIS MANAGEMENT SERVICES AGREEMENT (the "Agreement"), dated as of August 28, 2002 (the "Effective Date"), is made by and among THE MIIX GROUP, INC., a Delaware corporation ("MIIX Group"), its wholly-owned subsidiary, NEW JERSEY STATE MEDICAL UNDERWRITERS, INC., a New Jersey corporation ("Underwriter"), MIIX ADVANTAGE HOLDINGS, INC., a New Jersey corporation ("Holdings"), and its wholly-owned subsidiary, MIIX ADVANTAGE INSURANCE COMPANY OF NEW JERSEY, a New Jersey corporation ("MIIX Advantage").

                                   BACKGROUND

      A. Holdings and MIIX Advantage (collectively, "Advantage") were formed to enable MIIX Advantage to issue to (i) certain physicians, osteopaths, surgeons, dentists and podiatrists (collectively, "Physicians") who are licensed to practice medicine, dental or podiatry in New Jersey and who conduct at least 51% of such practice in New Jersey and (ii) entities formed for the purpose of such Physicians' practices which are not wholly-owned by one or more Institutional Providers, as defined in Section 11a hereof (those persons described in clauses
(i) and (ii) collectively referred to as "New Jersey Physicians") medical professional liability and associated general liability insurance policies (the "Insurance Business").

      B. MIIX Group is engaged in the business of owning, and Underwriter is engaged in the business of operating, insurance companies that market, underwrite, distribute and service medical professional liability and associated general liability policies to Physicians in New Jersey and other states. MIIX Group and Underwriter are collectively referred to hereinafter as "MIIX."

      C. Pursuant to an Intellectual Property License Agreement entered into by and among the parties hereto contemporaneously herewith (the "License Agreement"), MIIX will license to Advantage the "MIIX" name and associated marks for use in connection with the Insurance Business.

      D. Pursuant to a Non-competition and Renewal Rights Agreement entered into by and among the parties hereto contemporaneously herewith (the "Renewal Rights Agreement"), MIIX Group will inform New Jersey Physicians that MIIX Insurance can no longer issue policies and advise such physicians that MIIX Advantage may issue new policies provided certain conditions are satisfied.

      E. Pursuant to a Reimbursement Agreement among Holdings, MIIX Advantage and MIIX Insurance Company, a New Jersey corporation ("MIIX Insurance") entered into contemporaneously herewith (the "Reimbursement Agreement") MIIX Insurance, together with its affiliates, have agreed to pay certain costs and expenses of Advantage incurred in connection with the organization of the Insurance Business, and

Advantage has agreed to reimburse MIIX Insurance for such costs and expenses pursuant to the terms and conditions set forth in the Reimbursement Agreement.

      F. In connection with the License Agreement, the Renewal Rights Agreement and the Reimbursement Agreement (together with this Agreement, the "Definitive Agreements"), Advantage desires to obtain certain Management Services (defined below) from MIIX, and MIIX desires to provide the Management Services to Advantage, all upon the terms and subject to the conditions set forth herein.

      NOW, THEREFORE, in consideration of the foregoing background recitals and the mutual representations, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

      1. APPOINTMENT/EXCLUSIVITY/STANDARD OF CARE. Advantage hereby appoints MIIX, and MIIX hereby accepts such appointment, under the terms and conditions hereinafter set forth, to provide the Management Services. During the Term hereof (as defined in Section 2 below) and subject to the restrictions and limitations set forth in Section 11 hereof, Advantage agrees that, except as otherwise specifically provided herein, Advantage shall not itself perform nor directly nor indirectly engage any person or entity, other than MIIX, to perform the Management Services. MIIX shall perform such Management Services in a competent manner, exercising reasonable judgment in accordance with generally accepted business practices consistent with the financial well-being and general welfare of Advantage, in compliance in all material respects with applicable laws, rules and regulations, in accordance with generally accepted industry standards and practices with at least that degree of care as MIIX takes in the management of its own business and for others, and shall conduct its activities and performance of Management Services in compliance with any and all obligations of Advantage in connection with the Insurance Business and the Definitive Agreements to which Advantage is a party.

      2. COMMENCEMENT DATE AND TERM. The term of this Agreement (the "Term") shall commence on the Effective Date and shall continue for an initial period of eight (8) years, and thereafter shall be automatically renewed for successive five (5) year terms, unless (a) either MIIX Group or Holdings shall provide to the other written notice at least twenty-four (24) months prior to the expiration of the original or then current Term of (i) its intention not to renew this Agreement or (ii) its intention to renew this Agreement subject to the negotiation and agreement by the parties hereto of new terms to be applicable during the applicable renewal Term, or (b) terminated as hereinafter provided. In the event that a party provides the other party with written notice of its intent to renew this Agreement subject to the negotiation and agreement by the parties hereto of new terms to be applicable during the applicable renewal Term, the parties shall have a period of six (6) months from the date of such notice (the "Negotiation Period") to negotiate in good faith the terms that shall be applicable during the applicable renewal Term and shall set forth any such agreed upon terms in a written amendment to this Agreement. If the parties are unable to reach agreement on the new terms applicable during the applicable renewal Term, then, either party may, by written notice to the other party delivered prior to the expiration of the Negotiation Period, elect not to renew this Agreement.

      3. DUTIES AND RESPONSIBILITIES OF UNDERWRITER. During the Term, MIIX shall provide to Advantage all of the services reasonably required or necessary to conduct and perform the Insurance Business in the ordinary course of business, excluding those services or activities required to be performed by Advantage hereunder, but including, without limitation, the following services (collectively, the "Management Services") set forth below; provided, however, that notwithstanding the foregoing, MIIX shall not be required to provide any additional Management Services that are not consistent with generally accepted industry practice unless the parties mutually agree otherwise:

            a. EXECUTIVE AND ADMINISTRATIVE. MIIX shall provide all reasonably necessary executive and administrative services to Advantage and shall provide sufficient personnel with the appropriate experience, expertise, capability and skill necessary to perform the Management Services. In order to render the Management Services and to promote the efficient and economic operation of Advantage, certain of MIIX's executive and administrative personnel shall keep themselves informed of all aspects of Advantage's operations and regularly visit its facilities. MIIX shall work with Advantage to develop management policies and programs; financial policies and programs; operating procedures and practices; additions to and improvements of property, plant and equipment; and development and modification of Advantage's marketing means and methods and business plans and programs (collectively, "Procedures"). Such Procedures shall be approved by Advantage, and in the event MIIX desires to amend or modify the Procedures in any material manner ("Modified Procedures") it must first obtain the written approval of Advantage.

            b. PREMIUM COLLECTION AND REFUNDS. MIIX shall perform the following services with respect to amounts due from and to policyholders of MIIX
Advantage:

                  (i) Collect premiums or other amounts due from policyholders (and, if appropriate, assist policyholders in obtaining necessary financing) and other sources, including agents and brokers.

                  (ii) Deposit all such premiums in the Deposit Account (as defined in Section 3k hereof in the name of MIIX Advantage directly in the form received.

                  (iii) Maintain necessary and appropriate records of the
                        deposits in the Deposit Account (as defined in Section
                        3k) and provide, upon request of Advantage, copies of such records.

                  (iv) Process and administer all requests for refunds properly due to policyholders.

            c. LEGAL. MIIX shall advise Advantage of material legal matters which arise with respect to Advantage's business, and shall consult with Advantage on such legal matters as Advantage may request, and review or assist in the preparation of documents relating to Advantage, its operations and the Insurance Business, including, but not limited to, leases, contracts, charters, franchises, licenses, filings and regulatory compliance matters. MIIX shall also keep abreast of and provide Advantage with such advice and consultation as may be requested in respect of regulatory matters and developments affecting Advantage, its operations, and the Insurance Business. MIIX's obligations under this Section 3c shall be subject to, and limited by, Section 8 (relating to required third-party professional services).

            d. UNDERWRITING. MIIX shall have the following authority and shall perform the following underwriting services in connection with the Insurance
Business:

                  (i) Promptly review and evaluate the applications, enrollment forms and examination reports received in connection with the Insurance Business to ensure completeness and compliance with the Underwriting Guidelines (as defined below).

                  (ii) Obtain such reports and financial statements necessary to evaluate applications for insurance to be included in the Insurance Business.

                  (iii) Provide written notice to the applicant if the coverage sought under any insurance plans or programs included in the Insurance Business is declined.

                  (iv) Review the applications seeking coverage to be included in the Insurance Business to determine the accuracy of the information provided and proper calculation of premium rates.

                  (v) Periodically evaluate and recommend underwriting guidelines to MIIX Advantage to utilize in evaluating applications for coverage to be included in the Insurance Business ("Underwriting Guidelines"). The initial Underwriting Guidelines shall be approved by Advantage and any material amendments thereto shall require the prior written approval of Advantage. At a minimum, such Underwriting Guidelines shall:

                           (1)   specify the basis of the rates to be charged;

                           (2)   specify the types of risks which may be
                                 written;

                           (3)   provide for maximum limits of liability;

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                           (4)   specify applicable exclusions;

                           (5)   specify policy cancellation provisions; and

                           (6)   specify the maximum policy period.

                  (vi) Consistent with the Underwriting Guidelines and within the limits on writings provided therein, Underwriter shall receive applications, select risks and underwrite and issue all policies, contracts, binders, endorsements and other insuring documents.

            e. CLAIMS. MIIX will be responsible for the supervision, adjustment and payment of all claims arising under contracts of insurance entered into on behalf of MIIX Advantage, including the following services:

                  (i) Review, examine, defend, adjust and pay on behalf of MIIX Advantage those benefits provided by the terms of the policies included in the Insurance Business all in accordance with the Claims Procedure Manual (as defined below in Section 3e(v).

                  (ii) Establish reserves for claims filed on policies included in the Insurance Business in accordance with statutory accounting principles.

                  (iii) Provide to MIIX Advantage within forty-five (45) days after the end of each quarter an accounting of the benefits paid and claims received or noticed to MIIX in respect of the Insurance Business during the prior quarter.

                  (iv) In the event a policy included in the Insurance Business is canceled, lapses or otherwise terminates, MIIX shall continue to process claims for benefits incurred with respect to such policy prior to termination, as well as those claims arising thereafter which remain the liability of MIIX Advantage.

                  (v) Periodically evaluate and recommend claims handling guidelines setting forth the practices and procedures MIIX Advantage employs in handling and processing claims with respect to the Insurance Business (the "Claims Procedure Manual"). The initial Claims Procedure Manual shall be approved by Advantage and any material amendments thereto shall require the prior written approval of Advantage.

            f. DATA PROCESSING. MIIX shall furnish Advantage with all reasonable, necessary and appropriate data processing, maintenance and protection services, equipment and facilities required by Advantage, its operations and the management and administration of the Insurance Business and shall take all commercially reasonable steps necessary to perform such services including, for example, granting to Advantage (or, if applicable, arranging with any third-party supplier of software for the granting of) a non-exclusive, non-transferable right and license (or sublicense, as applicable) to use the computer programs, tutorials and related documentation used by MIIX in providing Management Services for Advantage's internal, end-user purposes during the term of this Agreement.

            g. TREASURY. MIIX, directly or through its affiliates, shall provide treasury services to Advantage, including advice on the development and implementation of financing programs, reinsurance programs (which includes, without limitation, advising on appropriate reinsurance contracts and taking all measures required thereunder), preparation of financial analyses and studies, advice concerning arrangements for bonds or escrow accounts and assistance in the preparation of necessary papers, documents, statements, applications and declarations. Subject to the overall policies, control, direction and review of Advantage's Board of Directors, MIIX will establish cash management programs, bank credit lines, collection policies, and develop and implement investment programs and practices. MIIX shall adhere in all respects to any investment guidelines and objectives adopted by Advantage's Board of Directors. In addition, within forty-five (45) days after the end of each quarter or as otherwise requested, MIIX shall provide Advantage's Board of Directors with a report of its activities hereunder.

            h. CORPORATE SECRETARIAL. MIIX shall assist in the maintenance of Advantage's official corporate records, minute books, charters, by-laws, contracts, deeds and stockholder records; prepare and issue stock certificates, debt instruments and the like; and perform duties related to the transfer of stock. MIIX shall perform such other corporate secretarial functions as may be requested by Advantage from time to time.

            i. MARKETING. MIIX shall provide Advantage with general marketing consultation to include, by way of example only, product development, recruitment of agents and brokers, organization and management of distribution networks, and structuring of joint venture and other business combinations with third parties. MIIX shall also assist MIIX Advantage with appointing and paying producers and brokers to act respectively as producers and brokers of MIIX Advantage.

            j. RECORD-KEEPING AND REPORTING. MIIX shall provide Advantage with record keeping and reporting in the following areas:

                  (i) Recordation and reporting of the Insurance Business, including all premiums written, collected, earned and unearned; all policy acquisition costs; all return premiums paid and owing; all expenses paid and owing; all charges, fees and expenses owed by, received by or owing to MIIX and the data necessary to support all such charges and fees.

                  (ii) Preparation, maintenance and reporting of Advantage's general accounting records, financial reports, regulatory reports and filings, reserve and actuarial studies, accountings and reports rendered to the insurers and reinsurers of the Insurance Business, and payroll and employee benefit records.

                  (iii) Recordation and reporting relative to federal, state and local tax returns and regulatory filings.

                  (iv) Preparation for, assistance in and coordination of required financial audits and examinations.

                  (v) Compliance with record retention rules and requirements for the data files, records and reports of the Insurance Business in accordance with applicable laws, regulations, third-party contract terms and Advantage's internal record retention policies including, without limitation, maintaining the relevant statistical information required in any statement furnished to any regulatory authority.

            k. BANK ACCOUNTS.

                  (i) MIIX shall establish and maintain at a banking institution acceptable to Advantage (the "Bank") the following accounts in the name of Advantage (together, the "Accounts") and any such other Accounts as Advantage may require: (1) a deposit account to be used for general purposes (the "Deposit Account"), (2) a controlled disbursement checking account to be used for claims and operating related disbursements (the "Controlled Account"), and (3) a lock-box account for the processing of claims and miscellaneous remittances, and custodial accounts with respect to invested assets.

                  (ii) Based on a daily report generated by the Bank regarding activity in the Controlled Account, MIIX will via an automatic debit, transfer necessary funds from the Deposit Account into the Controlled Account.

                  (iii) Subject to such requirements for approval by specified officers of Advantage as shall be established from time to time by the Procedures, MIIX shall have drawing rights upon the Accounts and will make payments from such accounts for benefits payable on account of claims paid with respect to the Insurance Business and for the payment of Direct Costs and Overhead Allowance as provided herein.

                  (iv) MIIX shall forward to Advantage within forty-five (45) days after the end of each quarter bank records showing all amounts debited against the Accounts in the previous quarter, together with a copy of the reconciliation made to the monthly statements of the Bank as to amounts withdrawn and deposits added to the Accounts.

                  (v) All monies collected or received by MIIX in respect of Advantage, its operations and/or the Insurance Business or otherwise on behalf of either Holdings or MIIX Advantage shall be deemed trust funds held by MIIX Group and/or Underwriter in a fiduciary capacity for the benefit of Advantage, shall be maintained separately by MIIX and not commingled with any other funds of MIIX, and shall be used solely for the benefit of or in connection with Advantage, the Insurance Business or the performance by MIIX of the Management Services hereunder.

            l. VALUE ADDED SERVICES. MIIX may provide to the New Jersey Physicians preparation of the courses and manuals to provide the New Jersey Physicians with resources and updated information concerning compliance, policy and procedure, OSHA, Clinico-legal correspondence and risk management, and may make presentations and sponsor seminars on such topics.

      4. LIMITED AUTHORITY. Notwithstanding anything herein to the contrary, MIIX's performance hereunder shall in all events be subject to the direction and control of Advantage's Board of Directors and officers. Furthermore, notwithstanding the broad authority delegated to MIIX hereunder, MIIX shall have no authority to enter into, in the name and on behalf of Advantage, any producer agreements, reinsurance intermediary agreements, reinsurance contracts or any other agreements specifically prohibited by Advantage's Board of Directors.

      5. INSURANCE. During the Term, MIIX shall maintain such insurance coverages as are required by law in connection with the performance of its functions and duties hereunder. The insurance policies evidencing this coverage shall name each of Holdings and MIIX Advantage as an additional insured and copies thereof shall be forwarded to Advantage.

      6. COST OF SERVICES. MIIX Advantage shall pay Underwriter for the Management Services provided hereunder in accordance with the following provisions of this Section 6.

            a. DIRECT COSTS. MIIX Advantage shall pay to Underwriter an amount equal to the "Direct Costs." For purposes of this Section 6a, "Direct Costs" shall include:

                        (i) An allocated share of MIIX personnel costs based on actual time devoted to the Management Services (the "personnel cost allocation") and allocated depreciation charges (which depreciation charges shall be allocated to Advantage in proportion to the sum of claims paid and gross premiums earned for or on behalf of Advantage to the sum of the claims paid and gross premiums earned for all MIIX companies). The personnel costs to be allocated shall consist of (x) the actual salaries and wages of such personnel while engaged in performing the Management Services, plus (y) that percentage of such salaries and wages as is necessary to cover the cost of fringe benefits, including federal and state employment taxes. Where the Management Services are rendered by MIIX personnel jointly for the benefit of Advantage and its affiliates, on the one hand, and MIIX and its affiliates, on the other, the related personnel costs shall be allocated in the same manner as the personnel cost allocation noted above.

                        (ii) Payments made to third parties (including, without limitation, governmental agencies) retained or employed to assist in the delivery or performance of the Management Services other than (a) legal fees and expenses of claims defense counsel retained by Advantage directly, or by MIIX on Advantage's behalf, (b) auditing fees and expenses of independent accountants retained by Advantage directly, or by MIIX on Advantage's behalf, (c) brokerage commissions and (d) premium taxes, all of which shall be paid directly by Advantage.

                        (iii) Materials, supplies, information systems costs
                              (other than depreciation or amortization), license/permit fees, and travel costs and expenses directly incurred by Underwriter in the performance of the Management Services and solely for the benefit of Advantage.

            b. OVERHEAD. MIIX Advantage shall pay to MIIX Group an overhead allowance ("Overhead Allowance") equal to "MIIX's Overhead" multiplied by a fraction, the numerator of which shall be the personnel costs allocated to Advantage under Section 6a above and the denominator of which shall be MIIX's total personnel costs. For purposes of this Section 6b, "MIIX's Overhead" shall mean (i) office and equipment rentals, utilities, insurance, general office and other similar expenses incurred by MIIX; and (ii) taxes (excluding employer payroll taxes, including benefits, and income taxes) and interest payable by MIIX.

            c. INCENTIVE PAYMENT. In addition to the payment of Direct Costs and the Overhead Allowance, MIIX Advantage shall pay to Underwriter an amount (the "Incentive Payment") equal to the product of (A) the sum of (i) Direct Costs plus (ii) Overhead Allowance multiplied by (B) an amount equal to the percentage set forth in the following table:

  OPERATING EXPENSE RATIO             INCENTIVE PERCENTAGE OF
      (DEFINED BELOW)               DIRECT COSTS AND OVERHEAD ALLOWANCE
-------------------------           -----------------------------------
      31.1% or higher                           6%


      30.1 to 31                                7%

      29.1 to 30                                8%

      28.1 to 29                                9%

      27.1 to 28                                10%

      26.1 to 27                                11%

      25.1 to 26                                12%

      24.1 to 25                                13%

      23.1 to 24                                14%

      22.1 to 23                                15%

      less than 22.1%                           16%

      For purposes of this Section 6, "Operating Expense Ratio" shall mean the quotient obtained by dividing (A) the sum of Direct Costs, Overhead Allowance, commissions paid to third parties involved in the generation of premiums for MIIX Advantage, premium taxes, the consideration for Renewals (as defined in the Renewal Rights Agreement) pursuant to Section 3a of the Renewal Rights Agreement and net reinsurance costs, including ceding commission income, by (B) Net Written Premium.

            d. COMPLIANCE WITH SAP. MIIX and Advantage agree that cost accountings and allocation methodologies used under this Agreement shall in all respects be consistent with Statutory Accounting Principles ("SAP") to the extent applicable. To the extent the cost accountings and allocation methodologies reflected in this Section 6, except the percentage component set forth in Section 6a are inconsistent with, or with the passage of time may hereafter conflict with, recommended cost accountings and allocation methodologies under SAP, this Agreement shall be deemed amended accordingly so as to comply with SAP.

            e. PAYMENT.

                  (i) Payment by Advantage of all Direct Costs and Overhead Allowance shall be made at the time the cost is paid by MIIX and such Direct Costs and Overhead Allowance may be paid by MIIX from Advantage's funds as provided in Section 3k of this Agreement, subject to adjustment as provided in this paragraph (i) of Section 6e. Within forty-five (45) days following the close of each calendar quarter during the Term of this Agreement, MIIX shall render to MIIX Advantage a detailed statement that reflects (i) the Direct Costs incurred by or on behalf of Advantage for such calendar quarter, (ii) the Overhead Allowance allocated to Advantage for such calendar quarter and (iii) the accounting and allocation methodologies specified in this Section 6 used to determine such costs or allocations for such calendar quarter (a "Quarterly

Statement"). If the amount payable by Advantage reflected in a Quarterly Statement is less than the amounts actually paid by Advantage during such quarter, Advantage shall receive a credit of such excess towards the Direct Costs and Overhead payable for the following quarter. If the amount payable by Advantage reflected in a Quarterly Statement is greater than the amounts actually paid by Advantage during such quarter, then, within thirty (30) days after receipt of such statement, Advantage shall pay to MIIX Group the difference between the amounts actually paid by Advantage during such quarter and the amounts reflected on the Quarterly Statement.

                  (ii) Within thirty (30) days after the audited financial statements for a fiscal year of Underwriter and MIIX Advantage have been received by MIIX Advantage, MIIX Advantage shall pay to Underwriters the Incentive Payment due for such calendar year, if any.

                  (iii) Notwithstanding any provision in this Agreement to the contrary, in the event of any dispute with respect to this Section 6, all payment obligations that are in dispute shall not be due and payable by Advantage until resolved by an independent public accounting firm mutually selected by MIIX Advantage and MIIX.

      7. RECORDS AND INSPECTION; ANNUAL AUDIT.

            a. MIIX and Advantage shall keep their respective facilities, books and records relating to this Agreement or performance hereunder available during regular business hours for inspection by any regulators, auditors or authorized representatives of the other. The parties agree to cooperate with each other (and, as applicable, to request cooperation from any third party providers) during such inspection in all reasonable respects. All expenses with regard to inspections shall be borne by the party on whose behalf such inspection is being performed.

            b. MIIX shall maintain books and records on behalf of Advantage in connection with the performance of the Management Services. Upon request, MIIX will furnish such information as may be required by Advantage to evaluate the business practices, books and records of MIIX relating to the Management Services, as well as to audit and confirm the Management Services rendered, costs allocated and charges assessed hereunder, and shall afford Advantage the opportunity to review such books and records during normal business hours. Upon the termination of this Agreement, all books and records maintained by MIIX on behalf of Advantage with respect to the Management Services promptly shall be delivered to Advantage.

            c. On an annual basis, upon the request of MIIX Advantage, the books, records and financial statements of Underwriter may be audited by an independent public accounting firm selected by MIIX Advantage in its sole discretion, and Underwriter shall fully cooperate in such audit and provide access of its books, records, financial statements and employees to such auditors in connection with their audit of Underwriter's financial statements. All audited financial statements, reports, recommendations or other information resulting from such audit shall be the sole and exclusive property of MIIX Advantage and shall be disclosed to or used by Underwriter only with the prior written consent of MIIX Advantage; provided that any such disclosure or use shall be upon such terms and conditions as the parties may mutually agree. All costs and expenses incurred in connection with the annual audit of Underwriter requested by MIIX Advantage hereunder shall be borne by MIIX Advantage, unless otherwise agreed by the parties.

      8. THIRD-PARTY PROFESSIONAL SERVICES. With the prior written approval of Advantage, MIIX may from time to time engage third-party providers to provide any professional services to Advantage that MIIX, in its discretion, deems reasonably necessary, including by way of example but not limitation, the following:

            a.    Legal.

            b.    Accounting, audit and actuarial.

            c.    Investment and investment management.

            d.    Information Technology

The charges of such service providers shall either be paid by MIIX Advantage directly or, if advanced by MIIX, shall be reimbursed by MIIX Advantage within thirty (30) days after MIIX Advantage receives a copy of the written invoice with respect to such service (and such costs shall be treated as Direct Costs to the extent provided in Section 6a(ii)).

      9. PROPRIETARY INFORMATION.

            a.    CONFIDENTIALITY OBLIGATIONS OF MIIX.

                  (i) During the Term, MIIX and its respective agents, officers, directors, employees and representatives may obtain or have access to certain confidential and proprietary information of Advantage ("Advantage Proprietary Information"). For purposes of this Agreement, Advantage Proprietary Information shall mean information regarding Advantage's business practices, financial information, policyholders, including, policyholder lists and related information, the identity and types of insurance purchased by policyholders, claims histories, the underwriting experience of policyholders, the identity of its brokers and agents, and non-public, personal information required to be kept confidential by statute or regulation. Recognizing that the Advantage Proprietary Information is the exclusive property of Advantage to which MIIX has no right, MIIX agrees that, during the Term of this Agreement and any time thereafter, the Advantage Proprietary Information will be maintained on a strictly confidential basis, will be used solely for the purposes contemplated herein and as specified in Section 9a(iii) below, and will be disclosed only to the respective agents, officers, directors, employees, representatives and contractors of MIIX who require such for purposes of performance hereunder and to wind down the insurance business of MIIX Insurance.

                  (ii) The restrictions contained in subsection (i) above shall not apply to: (1) any Advantage Proprietary Information which is generally known to the public at the time of disclosure to MIIX; (2) any Advantage Proprietary Information that thereafter becomes generally known to the public through no fault of MIIX; and (3) any Advantage Proprietary Information that is required to be disclosed by law or court order (provided that prompt notice of such disclosure shall be given as far in advance as possible to Advantage and Advantage shall be given reasonable opportunity to determine whether disclosure is required and to assess the extent of the Advantage Proprietary Information required to be disclosed).

                  (iii) Notwithstanding anything herein to the contrary, the parties agree that MIIX shall be permitted during the Term and thereafter to use for internal purposes only the list of Insureds (as defined in the Renewal Rights Agreement) and related information, including the identity of Insureds, the types of insurance purchased by Insureds, the Insureds' claims histories and underwriting experience (the "Claims Experience Information"). Advantage agrees to provide MIIX with the Claims Experience Information for a period of 25 years after the Insureds first become policyholders of Advantage; provided that (A) the parties shall negotiate in good faith the terms and conditions governing the collection and provision of Claims Experience Information by Advantage after the Term, which shall be set forth in a supplemental agreement by and between MIIX and Advantage, and (B) the supplemental agreement referenced in (A) shall provide for MIIX to pay Advantage an amount commensurate with the value of the Claims Experience Information to MIIX.

            b.    CONFIDENTIALITY OBLIGATIONS OF ADVANTAGE.

                  (i) During the Term, Advantage and its respective agents, officers, directors, employees and representatives may obtain or have access to certain confidential and proprietary information of MIIX ("MIIX Proprietary Information"). For purposes of this Agreement, MIIX Proprietary Information shall mean trade secrets, confidential business means and methods, know-how, confidential and proprietary information, knowledge, data or any other non-public information of MIIX, including, without limitation, investment guidelines, Underwriting Guidelines, the Claims Procedure Manual, its customer lists, the underwriting and claims experience of MIIX's customers, underwriting methodologies and models and data derived therefrom, any non-public, personal information required to be kept confidential by statute or regulation, and the identity of its brokers and agents. Notwithstanding the foregoing, MIIX Proprietary Information shall not include any trade secrets, business means and methods, know-how, confidential and proprietary information, knowledge, data or any other non-public information used or developed in connection with the performance of the Management Services hereunder. Recognizing that the MIIX Proprietary Information is the exclusive property of MIIX to which Advantage has no right, Advantage agrees that, during the Term of this Agreement and at any time thereafter, the MIIX Proprietary Information will be maintained on a strictly confidential basis, will be used solely for the purposes contemplated herein and as specified in Section 9b(iii) below, and will be disclosed only to the respective agents, officers, directors, employees, representatives and contractors of Advantage who require such for purposes of performance hereunder.

                  (ii) The restrictions contained in subsection (i) above shall not apply to: (1) any MIIX Proprietary Information which is generally known to the public at the time of disclosure to Advantage; (2) any MIIX Proprietary Information that thereafter becomes generally known to the public through no fault of Advantage; and (3) any MIIX Proprietary Information that is required to be disclosed by law or court order (provided that prompt notice of such disclosure shall be given as far in advance as possible to MIIX and MIIX shall be given reasonable opportunity to determine whether disclosure is required and to assess the extent of the MIIX Proprietary Information required to be disclosed).

                  (iii) Notwithstanding anything herein to the contrary, the parties agree that Advantage shall be permitted to use for internal purposes only the Underwriting Guidelines and Claims Procedures Manual in connection with the Insurance Business during the Term and thereafter.

            c. ENFORCEMENT. MIIX and Advantage agree that a breach by either of them or their respective officers, directors, employees, agents or representatives of the obligations and conditions set out under this Section 9 will cause immediate and irreparable harm. Accordingly, in addition to any other rights and remedies available at law, the aggrieved party shall be entitled to injunctive relief to restrain and enjoin such violations without the necessity of showing damage or harm.

            d. RETURN OF PROPRIETARY INFORMATION. Upon the termination of this Agreement, each party will promptly return the Proprietary Information of the other party to at a minimum, ensure a smooth and effective transition for Advantage to a new provider of Management Services.

            e. SURVIVAL. This Section 9 shall survive the termination of this Agreement.

      10. TERMINATION.

            a. Except for those provisions identified in this Agreement as surviving the termination of this Agreement, this Agreement shall terminate upon the occurrence of any of the following events:

                  (i)   The expiration of the Term or renewal Term.

                  (ii)  The mutual agreement of the parties.

                  (iii) The dissolution, liquidation or bankruptcy of MIIX
                        Group, Underwriter, Holdings, or MIIX Advantage.

                  (iv) Upon the written election of Advantage upon a Change of Control of MIIX Group or Underwriter (as defined in paragraph b of this Section 10), unless in connection with such Change of Control, the Acquiror (as defined in paragraph b of this Section 10) agrees (i) to be bound by the Revised Non-Compete Provisions (as defined in
                        Section 10b); and (ii) to implement special procedures satisfactory to MIIX Advantage to protect the disclosure, dissemination and use, including internal use, by the Acquiror of the confidential information of MIIX Advantage; provided, that such termination shall be deemed effective on the date specified by Advantage in such written election, such date not to exceed 24 months after the date of the Change of Control.

                  (v) Upon the written election of either party in the event that the other party commits or omits any action constituting For Cause (as defined in paragraph b of this Section 10).

            b. For purposes of this Section 10, the following terms shall have the following meanings:

                  (i) "Acquiror" shall mean any entity, person or group of entities or persons which or who acquire MIIX Group or Underwriter in connection with a Change of Control and shall include their affiliates.

                  (ii) "Change of Control" shall mean: (1) a merger, consolidation or other business combination involving MIIX Group or Underwriter as a result of which fifty percent (50%) or more of the voting stock of the surviving entity is held by persons other than persons who are shareholders of MIIX Group or Underwriter immediately prior to such transaction, (2) a sale, transfer or other disposition of all or substantially all of the assets of MIIX Group and/or Underwriter (in a single transaction or a series of related transactions), or (3) a sale, transfer or other disposition or business combination (in a single transaction or a series of related transactions) that results in an ownership change of more than fifty percent (50%) of the voting stock of MIIX Group and/or Underwriter (based on the shareholders of MIIX Group or Underwriter immediately prior to such transaction or series of related transactions).

                  (iii) "For Cause" shall mean: (1) a willful violation of
                        material applicable insurance laws and regulations; (2) a violation of any material provision of a Definitive Agreement after written notice of such violation, which notice shall specify in reasonable detail the nature of such violation, and the expiration of a thirty (30) day cure period or such other period as may be mutually agreed to by the parties (other than a violation described below in clause (4)); (3) a material willful disregard of lawful instructions or directions of any officer or director of Advantage to MIIX relating to a material matter under this Agreement, or (4) a violation by the Acquiror of the Revised Non-Compete Provisions.

                  (iv)  "New Jersey Premium Threshold" shall mean the lesser of
                        (a) five percent (5%) of the direct written premiums of MIIX Advantage and (b) $2,500,000; provided that for the first fiscal year of MIIX Advantage, the New Jersey Premium Threshold shall mean Seven Hundred Fifty Thousand Dollars ($750,000).

                  (v) "Revised Non-Compete Provisions" shall mean the provisions set forth in Sections 9a and 11a of this Agreement, except that Section 11a shall be deemed to allow, solely for the purposes of this definition, an Acquiror to engage in the Insurance Business so long as the direct written premiums from New Jersey Physicians earned by such Acquiror in any fiscal year is less than the New Jersey Premium Threshold for that same year.

            c. In the event that this Agreement is terminated for any reason whatsoever, then MIIX Advantage shall be required to pay MIIX Group for Management Services rendered pursuant to this Agreement for the period ending on the date upon which the Agreement terminates. In addition, the parties acknowledge that MIIX will suffer substantial and irreparable harm in the event this Agreement is terminated by MIIX For Cause, the amount of which could not be ascertained and determined by mathematical computation. Accordingly, except for claims arising under Sections 9b and 11b hereof, if this Agreement is terminated by MIIX For Cause, Advantage shall pay to MIIX as liquidated damages, an amount, which at the time of termination, is equal to the product of (A) the weighted average of the Incentive Payment earned by MIIX for the two calendar years immediately prior to the calendar year in which the termination occurs pursuant to Section 6c, with such weighted average calculated as 75% of the most recent year and 25% of the year immediately preceding the most recent year, multiplied by (B) the number of years remaining in the Term or the renewal Term, as applicable. The liquidated damages set forth in this Section 10c shall be the sole and exclusive remedy available to MIIX, except for equitable remedies and claims for indemnification as set forth in Section 15b in the event of a breach by Advantage of its obligations under Sections 9b and 11b hereof.

            d. In the event this Agreement is terminated prior to the Term as set forth in Section 10a above, MIIX agrees to cooperate with Advantage or its designees as necessary in connection with the transition of the Management Services contemplated hereunder to another service provider or as otherwise requested by Advantage. MIIX shall be reimbursed for only the actual costs of services undertaken during such transition period. Notwithstanding anything herein to the contrary, this provision shall survive the termination of the Agreement.

      11. NONCOMPETITION. During the term of this Agreement and any renewal thereof and for two years after any termination of this Agreement, MIIX and Advantage agree as follows:

            a. Without the prior written consent of Advantage (which consent may be given or withheld in the sole discretion of Advantage), MIIX shall not directly or indirectly: (i) perform or submit any bid or proposal to perform any Management Services in connection with the Insurance Business of any other entity; (ii) engage in the Insurance Business; (iii) be or become a stockholder, partner, owner, member or agent of, or give financial or other assistance to, any person or entity considering engaging in any such activities or so engaged;
(iv) seek in competition with Advantage to procure insurance policies from or do business with any New Jersey Physician; or (v) engage in or participate in any effort or act to induce any of the New Jersey Physicians to take any action which might be disadvantageous to Advantage or its affiliates. Notwithstanding any provision of this Section 11a, nothing in Section 11a shall in any manner prohibit, restrict or impair the right of MIIX to:

                  (i)   perform Management Services outside of New Jersey;

                  (ii) perform Management Services for a "Non-New Jersey Provider Insurer," which shall mean any entity engaged in the insurance business (y) that is owned or controlled by an Institutional Provider and/or one or more associations or trade groups in which Physicians are members, and (z) in which the number of New Jersey Physicians to whom such entity has issued medical professional liability and/or associated general liability insurance policies is less than ten percent (10%) of the total number of Physicians for whom such entity issues such insurance policies;

                  (iii) engage in any premium finance business or activities;

                  (iv) perform Management Services within New Jersey in connection with the wind-down of MIIX Insurance;

                  (v) perform Management Services within New Jersey for or in connection with an Institutional Provider that directly or through an affiliate self-funds or self-insures professional liability and/or associated general liability risks, with "Institutional Provider" being defined as an entity (x) that is not owned nor controlled by one or more Physicians, and (w) that provides any type of health care product or service, including, without limitation, hospitals, health systems, clinics, medical schools and universities.;

                  (vi) perform claims and related administrative and data processing services for any company;

                  (vii) issue Policies during the Transition Period in
                        accordance with Section 2.1(b) of the Renewal Rights Agreement or engage in the insurance business in connection with Policies issued to Insureds prior to the Effective Date or during the Transition Period (each, as defined in the Renewal Rights Agreement) as permitted pursuant, to the Renewal Rights Agreement, provided, in each instance, such Policies are nonrenewed in accordance with the terms of the Renewal Rights Agreement;

                  (viii)perform Management Services for or issue medical
                        professional liability and associated general liability insurance policies to an Institutional Provider;

                  (ix) provide business consulting services and informational seminars to New Jersey Physicians.

                  (x) own, as passive investors, in the aggregate no more than 5% of the outstanding publicly traded stock of any corporation engaged in the activities set forth in this
                        Section 11a.

            b. Without the prior written consent of MIIX Group (which consent may be given or withheld in the sole discretion of MIIX Group), Advantage shall not directly or indirectly: (i) engage in any business other than the Insurance Business (including, without limitation, with entities that are not owned or controlled by New Jersey Physicians); (ii) be or become a stockholder, partner, owner, member or agent of, or give financial or other assistance to, any person or entity considering engaging in any business other than the Insurance Business or so engaged; (iii) seek in competition with MIIX to procure insurance policies from or do business with any physician who is not a New Jersey Physician; (iv) engage in or participate in any effort or act to induce any physician who is not a New Jersey Physician and who is a policyholder of MIIX or any of its affiliates to take any action which might be disadvantageous to MIIX or its affiliates or (v) solicit or contact with a view to engagement or employment any person who is an employee of MIIX; provided, however, that nothing herein shall prohibit Advantage and its affiliates from owning, as passive investors, in the aggregate no more than 5% of the outstanding publicly traded stock of any corporation so engaged.

            c. MIIX and Advantage agree that damages alone shall not be an adequate remedy for any breach by either party of their respective covenants set forth in this Section 11 and accordingly expressly agree that the a non-breaching party shall be entitled to the remedies set forth in Section 9c hereof.

            d. The provisions of this Section 11 shall survive the termination of this Agreement for the specific periods identified herein.

      12. MIIX NOT INSURANCE AGENT. Notwithstanding anything to the contrary in this Agreement, neither MIIX Group nor Underwriter or any of their respective officers, directors, employees, agents or representatives are acting as or deemed to be acting as an insurance or reinsurance producer or broker of any kind in connection with performance of the Management Services.

      13. NO THIRD-PARTY BENEFICIARIES. This Agreement is solely among the parties hereto, and is not intended to create any right or legal relationship between any of the parties hereto, on the one hand, and any third party, including, without limitation, any policyholders of MIIX Advantage or New Jersey Physicians who contributed to Holdings and/or MIIX Advantage, on the other hand.

      14. WAIVER OF BREACH. The failure of any party to insist upon the strict performance and due observance of any of the terms, covenants and conditions hereof shall not be a waiver of its right thereafter to insist upon the strict performance and due observance of any of the terms, covenants and conditions hereof.

      15. INDEMNIFICATION.

            a. INDEMNIFICATION BY MIIX GROUP AND UNDERWRITER. MIIX Group and Underwriter, jointly and severally, shall indemnify, defend and hold harmless Advantage, its officers, directors, employees and agents (other than MIIX) (each, an "Advantage Indemnified Person") against all expenses (including attorneys' fees), judgments, losses, fines and amounts paid in settlement actually and reasonably incurred by an Advantage Indemnified Person in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, before or by any court or any administrative or legislative body or authority, in which the Advantage Indemnified Person is involved, as a party or otherwise, or with which the Advantage Indemnified Person may be threatened, arising out of or relating to (i) a material breach by MIIX of this Agreement, or (ii) any act or action performed or omitted to be performed or any inaction of MIIX Group or the Underwriters or any of their officers, directors, employees or agents in connection with the performance of the Management Services which constitutes fraud, gross negligence or willful misconduct by such person. In addition, MIIX Group and Underwriter, jointly and severally, shall indemnify. defend and hold harmless a MIIX Indemnified Person against all reasonable attorneys fees and expenses incurred by such Advantage Indemnified Person in connection with the enforcement of this Agreement or any of its rights hereunder.

            b. INDEMNIFICATION BY ADVANTAGE. Advantage shall indemnify, defend and hold harmless MIIX, its officers, directors, employees and agents (each, a "MIIX Indemnified Person") against all expenses (including attorneys' fees), judgments, losses, fines and amounts paid in settlement actually and reasonably incurred by a MIIX Indemnified Person in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, before or by any court or any administrative or legislative body or authority, in which the MIIX Indemnified Person is involved, as a party or otherwise, or with which the MIIX Indemnified Person may be threatened, arising out of or relating to a material breach by Advantage of Sections 9b or 11b of this Agreement. Advantage shall also indemnify, defend and hold harmless a MIIX Indemnified Person against all reasonable attorneys fees and expenses incurred by such MIIX Indemnified Person in connection with the enforcement of this Agreement or any of its rights hereunder.

            c. SURVIVAL. The provisions of this Section 15 shall survive the termination of this Agreement.

      16. ARBITRATION. Except for claims for equitable relief as provided in Sections 9 and 11, as to which all rights and judicial remedies are reserved, all disputes hereunder shall be referred to arbitration before a single disinterested arbitrator, who is a past or present officer of a property or casualty insurance company. MIIX and Advantage shall act in good faith in the selection of the single arbitrator by submitting to the other party a list of acceptable arbitrators until the parties have narrowed the selection to a single arbitrator. If the parties are unable to select an arbitrator within thirty (30) days of the date that a party submits a written demand for arbitration, either party may petition a court or request the American Arbitration Association ("AAA") to immediately select an arbitrator in accordance with this Agreement. Arbitration proceedings shall be held at the MIIX offices, and shall be conducted in accordance with the Commercial Arbitration Rules of the AAA unless the arbitrator agrees to a different procedure. The decision of the arbitrator will be final and binding on the parties, and judgment thereon may be entered in any court of competent jurisdiction. The parties shall bear their own costs, but the expenses of arbitration, including the arbitrator's fees, will be shared equally by the parties.

      17. RIGHT OF FIRST REFUSAL. In the event of a proposed sale or other disposition of Underwriter (a "Proposed Disposition") (defined as (i) a merger or consolidation in which Underwriter will not be the surviving entity; (ii) a sale, transfer, or other disposition of all or substantially all of the assets of Underwriter (in a single transaction or a series of related transactions where the existing shareholders of Underwriter will not own at least fifty percent (50%) or more of the buyer's voting stock; and (iii) a sale, transfer or other disposition of more than fifty percent of the voting stock of Underwriter to persons other than MIIX or its affiliates); and (iv) any other business combination in which fifty percent (50%) or more of Underwriter's voting stock is transferred to persons other than MIIX or its affiliates (in a single or series of related transactions)), MIIX Advantage shall have the right of first refusal to engage in the Proposed Disposition strictly in accordance with this
Section 17. In that respect, should MIIX (whether directly or through any of its affiliates or representatives) at any time receive a written bona fide offer of a Proposed Disposition, MIIX shall give prompt written notice (the "Disposition Notice") thereof, and provide a copy of such offer, to MIIX Advantage. The Disposition Notice shall set forth all relevant information with respect to the Proposed Disposition, including without limitation, the name and address of the prospective acquirer (if permitted by any applicable confidentiality restrictions), the nature of the transaction, the purchase price, and the terms of any delayed payment of the purchase price. MIIX Advantage shall have an optional preferential right (to be exercised by written notice to MIIX given not later than thirty (30) days after Advantage's receipt of such Disposition Notice) to acquire Underwriter for the same purchase price and on the same terms and conditions that are set forth in the Disposition Notice. If MIIX Advantage elects not to exercise the optional right set forth in the immediately preceding sentence within the time period set forth therein, MIIX shall have the right to engage in the Proposed Disposition described in the Disposition Notice in accordance with the terms of the Disposition Notice for a period of ninety (90) days after the expiration of the above described thirty (30) day preferential right period. If MIIX fails to sell or dispose of Underwriter within such ninety (90) day period substantially in accordance with the terms set forth in the Disposition Notice or the terms of the Disposition Notice are materially modified, the Proposed Disposition shall again become subject to the preferential rights set forth in this Section 17. This right of first refusal shall not apply if Underwriter's stock becomes publicly traded. Notwithstanding anything herein to the contrary, nothing in this Section 17 shall obligate, impair or in any manner limit the power and authority of the Board of Directors of Underwriter and MIIX to authorize, approve and consummate a sale of Underwriter.

      18. BENEFITS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      19. NO ASSIGNMENT. No party hereto may assign or delegate any of the rights or obligations hereunder without the prior written consent of the other parties.

      20. NOTICES. Any notice required or which may be given hereunder shall be in writing and shall be deemed to have been given (i) when delivered to the addressee in person, (ii) if telexed or faxed, then on the date shown on the confirming receipt, and, if notice is telexed or faxed, a copy shall be mailed by registered or certified mail, return receipt requested and postage prepaid,
(iii) when sent by registered or certified mail, return receipt requested and postage prepaid, on the date shown on the receipt or (iv) when sent by express mail or courier service, postage or charges prepaid, on the date of delivery as shown on the receipt or confirmation therefor, in each case, addressed to the parties as set forth below or at such other address as the party may specify in a notice complying with this Section 20; provided that notice sent by any other method shall be effective only when received by the party to which such notice was addressed:

      If to MIIX Group or Underwriter:

            New Jersey State Medical Underwriters, Inc
            Two Princess Road, Lawrenceville, New Jersey 08648
            Attn: Corporate Secretary

            The MIIX Group, Inc.
            Two Princess Road, Lawrenceville, New Jersey 08648
            Attn: Corporate Secretary

      If to Holdings or MIIX Advantage:

            MIIX Advantage Holdings, Inc.
            Two Princess Road, Lawrenceville, New Jersey 08648
            Attn: Corporate Secretary

            MIIX Advantage Insurance Company of New Jersey
            Two Princess Road, Lawrenceville, New Jersey 08648
            Attn: Corporate Secretary

      21. GOVERNING LAW. This Agreement shall be governed by the laws of the State of New Jersey without giving effect to its choice or conflict of law principles.

      22. AMENDMENTS. This Agreement may not be changed, altered or modified unless the same shall be in writing executed by the parties hereto.

      23. HEADINGS. The headings in this Agreement are for convenience of reference only and are not part of the substance of this Agreement and references to the masculine, feminine, singular, plural or neuter shall apply in all cases.

      24. ENTIRE AGREEMENT. This Agreement and other Definitive Agreements contain the entire agreement between the parties with respect to the subject matter hereof and thereof and shall supercede any and all prior agreements and understandings, whether oral or written, relating to the subject matter hereof or thereof.

      25. SEVERABILITY. It is the intention of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies of each state and jurisdiction in which such enforcement is sought, but that the non-enforceability of any provisions hereof shall not render non-enforceable or impair the remainder of this Agreement. Accordingly, if any provisions of this Agreement shall be determined to be invalid or non-enforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provisions and to alter the balance of this Agreement in order to render the same valid and enforceable to the fullest extent permissible.

      26. COUNTERPARTS. This Agreement may be executed in several counterparts each of which shall be deemed an original but when taken together shall constitute one and the same agreement.

      27. INDEPENDENT CONTRACTOR. The parties acknowledge and agree that MIIX and Advantage shall be an independent contractor as to each other in the performance of their respective duties and responsibilities under this Agreement and that no officer, director, employee, agent or representative of MIIX, on the one hand, and Advantage, on the other, shall be regarded as an officer, director, employee, agent or representative of the other solely as a result of this Agreement, unless expressly provided herein.

                             Signatures on Next Page

      IN WITNESS WHEREOF, the parties hereto have executed this Management Services Agreement as of the day and year first above written.

                               THE MIIX GROUP, INC.

                               By:   /s/ Patricia A. Costante
                                     ------------------------------------
                                     Name: Patricia A. Costante
                                     Title: Chairman and Chief Executive Officer


                               NEW JERSEY STATE MEDICAL UNDERWRITERS, INC.

                               By:   /s/ Patricia A. Costante
                                     ------------------------------------
                                     Name: Patricia A. Costante
                                     Title: Chairman and Chief Executive Officer


                               MIIX ADVANTAGE HOLDINGS, INC.

                               By:   /s/ Allen G. Sugerman
                                     ------------------------------------
                                     Name: Allen G. Sugerman
                                     Title: Interim Chief Financial Officer


                               MIIX ADVANTAGE INSURANCE COMPANY OF NEW JERSEY

                               By:   /s/ Allen G. Sugerman
                                     ------------------------------------
                                     Name: Allen G. Sugerman
                                     Title: Interim Chief Financial Officer